Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
MGM MIRAGE REPORTS SECOND QUARTER RESULTS
Las Vegas, Nevada, August 5, 2008 — MGM MIRAGE (NYSE: MGM) today reported its second quarter 2008 financial results. The Company achieved 97% occupancy at its Las Vegas Strip resorts, while company-wide net revenue declined 2%. The Company earned $0.40 per diluted share from continuing operations in the 2008 second quarter, compared to $0.62 in the prior year second quarter. The 2007 quarter included $63 million, or $0.14 per diluted share net of tax, of residential sales at The Signature at MGM Grand. The 2008 quarter includes $19 million, or $0.04 per diluted share net of tax, of insurance recovery income related to the Monte Carlo fire.
Overall trends were similar to those experienced in the first quarter of 2008 – guests continued to visit the Company’s resorts in high numbers, but at lower room rates, and current economic conditions led to lower visitor spending. Gaming revenues were impacted slightly more than non-gaming revenues, with the Company experiencing a 4% decline in gaming revenues on a quarter-over-quarter basis. Net non-gaming revenues were flat as relative strength in food and beverage and entertainment revenue offset lower revenue in rooms and retail. The Company also notes that results at its regional properties in Mississippi and Michigan improved compared to first quarter performance and exceeded 2007 results.
Key results for the quarter include:
•	Net revenue decreased 2% to $1.9 billion;

•	Las Vegas Strip REVPAR[1] decreased 5%; occupancy was 97% at the Company’s Las Vegas Strip resorts versus 98% a year ago;

•	Casino revenue decreased 4%, mainly as result of lower table games volume at the Company’s Las Vegas Strip resorts and a 10% decline in Las Vegas Strip slots revenue, offset by increased slots revenue at the larger MGM Grand Detroit and increases at Beau Rivage and Gold Strike Tunica;

•	Property EBITDA[2] decreased 12% on a comparable basis, after removing the impact of the prior year residential profits and current year insurance recoveries. On an absolute basis, Property EBITDA was $564 million in the 2008 quarter, an 18% decrease from the prior year;

•	Bellagio and Mandalay Bay reported increases in Property EBITDA, with Bellagio reporting its highest ever quarterly hotel revenue and leading the Las Vegas market in Property EBITDA; Mandalay Bay produced a record for second quarter EBITDA.
The following table lists certain items which affect the comparability of the current year and prior year quarterly results (earnings per share impact shown, net of tax, per diluted share; negative amounts represent charges to income):

Three months ended June 30,	2008	2007

Profits from The Signature at MGM Grand	$—	$0.14
Preopening and start-up expenses	(0.02)	(0.03)
Monte Carlo fire business interruption (recorded as a reduction of general and administrative expenses)	0.02	—
Property transactions, net:
Monte Carlo fire property damage insurance	0.02	—
Other property transactions	(0.02)	(0.01)

MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

“Our resorts were near capacity and we believe our market share increased, as discriminating customers seek the best resort and entertainment experiences,” said Terry Lanni, Chairman and CEO of MGM MIRAGE. “Our track record of successfully navigating through changing economic conditions is solid and is reinforced by our results this quarter.”
Detailed Discussion of Second Quarter Operating Results
Casino revenue decreased 4%, mainly due to a decrease in table games volume of 7%. The table games hold percentage was at the mid-point of the normal 18% to 22% range in the current quarter and slightly higher than in the 2007 quarter. Slots revenue decreased 2% in the quarter, with the Company’s Las Vegas Strip resorts posting a 10% decrease. However, slots revenue increased in the high single digits at Beau Rivage and Gold Strike Tunica and 18% at MGM Grand Detroit. MGM Grand Detroit continues to gain market share as a result of its upgraded amenities.
Rooms revenue decreased 6%, with a 5% decline in Las Vegas Strip REVPAR. Average room rates were down 5% at the Company’s Las Vegas Strip resorts. Las Vegas Strip occupancy decreased slightly, and the Company had approximately 32,000 less rooms available at its Las Vegas Strip resorts, mainly due to the lower room count at Monte Carlo. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended June 30,	2008	2007

Occupancy %	97%	98%
Average Daily Rate (ADR)	$155	$162
Revenue per Available Room (REVPAR)	$150	$159
These trends are largely in line with the Company’s experience in the first quarter, when Las Vegas Strip REVPAR decreased 4%. In the second quarter, the Company strategically managed its room rates to ensure that occupancy was maximized in line with historical levels.
Food and beverage revenue increased 2% and entertainment revenues also performed well, only down 4% despite a difficult comparison as the second quarter of 2007 featured the Oscar de la Hoya-Floyd Mayweather fight. The Company’s Cirque du Soleil production shows generated a combined 3% increase in revenue. The Company believes its restaurants, nightclubs and shows continue to attract guests seeking the highest quality experience, and the Company has continued to introduce new venues such as the recently opened Brand Steakhouse at Monte Carlo, Tender Steakhouse at Luxor, BLT Burger at The Mirage, and Yellowtail sushi restaurant at Bellagio; and the soon-to-open RokVegas nightclub at New York-New York. In addition, the new production show from Cirque du Soleil and Criss Angel, Believe, will open in the fall.
The Company recorded $19 million of insurance recovery income in the quarter related to the January 2008 Monte Carlo fire — $9 million related to business interruption recorded as a reduction of general and administrative expenses, and $10 million related to property damage recorded as property transactions. Through June 30, 2008, the Company had received $50 million from its insurers. Excluding the insurance recovery income, Monte Carlo earned Property EBITDA of $17 million in the 2008 second quarter compared to $32 million reported in the 2007 second quarter; the property is still without nearly 200 rooms, mostly suites, as a result of the fire.
Corporate expense decreased from $44 million in the 2007 quarter to $27 million in 2008, due to the impact of cost reduction measures implemented during the quarter and lower accruals for profit-based bonuses.
MGM Grand Macau, of which the Company owns 50%, recorded Property EBITDA of $23 million and an operating loss of $5 million. The Company recognized its share of MGM Grand Macau’s results as follows: $4 million of loss in the “Income from unconsolidated affiliates” line and $3 million of expense in “Non-operating items from unconsolidated affiliates.”

MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 WWW.MGMMIRAGE.COM

“As these results represent only our second full quarter of operations at MGM Grand Macau, we believe we are still in the early stages of realizing the potential of this resort,” said Mr. Lanni. “We have taken several steps to improve our operating performance over the past several months and based on our results in June and July, we believe these measures are having the desired impact as evidenced by our increased market share.”
Operating income decreased 29% for the quarter to $334 million, a larger percentage decrease than the 18% drop in Property EBITDA as a result of higher depreciation expense, including the larger MGM Grand Detroit. Year-over-year comparisons for both Property EBITDA and operating income were impacted by the prior year Signature profits of $63 million and the other items described earlier in the release. On a comparable basis excluding these items in both quarterly periods, Property EBITDA decreased 12% with a margin of 30% in 2008 versus 33% in 2007; and operating income decreased 21% with a margin of 17% versus 22%.
Net income, including discontinued operations, decreased to $113 million, or $0.40 per diluted share, from $360 million, or $1.22 per diluted share. In addition to the factors described above, the decrease resulted from the $264 million of pre-tax gains recorded in the prior year quarter from the sale of discontinued operations (the Primm Valley Resorts and Laughlin Properties).
“Our resorts are clearly positioned to be the standard of quality in our industry, and our results reflect that competitive position,” said Jim Murren, President and Chief Operating Officer of MGM MIRAGE. “While we had mixed results, some of our properties generated increases in cash flow in this challenging environment, and our cost reduction efforts continue to gain traction without impacting guest service; we expect these initiatives will benefit us well into the future. We believe in the durability of the Las Vegas market and that over time it will continue to grow in line with historical trends. Our own forward booking trends show improvement in the fourth quarter of 2008 and into 2009.”
Financial Position
Second quarter capital investments totaled $221 million which included $73 million on room and suite remodel projects, primarily at The Mirage and TI; $7 million for the theatre at Luxor; expenditures of $9 million for remediation efforts at Monte Carlo; and $23 million for the people mover joining CityCenter, Monte Carlo and Bellagio, and Monte Carlo’s share of a parking garage being constructed for both Monte Carlo and CityCenter. The remaining $109 million was for other capital expenditures, including various new and upgraded amenities at the Company’s resorts.
The Company repurchased 2.6 million shares of its common stock in the open market for $134 million during the second quarter, completing the Company’s December 2007 share repurchase authorization. In May 2008, the Company’s Board of Directors approved a new 20 million share repurchase program; however, the Company has not repurchased any shares under this authorization. Available borrowing capacity under the Company’s senior credit facility was $1.7 billion as of June 30, 2008; after giving effect to the repayment of $196 million of senior notes in August 2008, such availability is $1.5 billion.
During the quarter, the Company and Dubai World each funded $300 million of construction costs for CityCenter. The Company and Dubai World are currently working with several relationship lenders regarding a $3 billion financing package for the joint venture. To date, CityCenter has received commitments totaling $1.65 billion from the lead banks — Bank of America, Royal Bank of Scotland, UBS, BNP Paribas, and Sumitomo Mitsui. In addition, CityCenter has received commitments from Deutsche Bank, Morgan Stanley, and the Bank of Nova Scotia.

MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

“In an unprecedented credit market, CityCenter has received to date well over half of the financing committed from these institutions, and anticipates finalizing its bank financing this quarter,” said Executive Vice President and Chief Financial Officer of MGM MIRAGE, Dan D’Arrigo. Related to MGM MIRAGE capital spending, Mr. D’Arrigo noted, “Over the past several years, we have invested significant capital in our resorts in the form of new restaurants, entertainment venues and upgraded rooms, and we maintain them at the highest level. As a result, our required capital spending for the remainder of this year and into 2009 will be lower than in the recent past, enhancing our available free cash flow.”
MGM MIRAGE will hold a conference call to discuss its second quarter earnings results and outlook for the third quarter of 2008 at 11:00 a.m. Eastern Daylight Time today. The call can be accessed live at www.companyboardroom.com or www.mgmmirage.com, or by calling 1-800-526-8531 (domestic) or 1-706-634-6528 (international). Until August 12, 2008, a complete replay of the conference call can be accessed by dialing 1-706-645-9291, access code 54787690. A complete replay of the call will also be made available at www.mgmmirage.com. Supplemental detailed earnings information will also be available on the Company’s website.
1 REVPAR is hotel Revenue per Available Room.
2 “EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization. “Property EBITDA” is EBITDA before corporate expense and stock compensation expense. EBITDA information is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies. In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Management uses Property EBITDA as the primary measure of the Company’s operating resorts’ performance, including the evaluation of operating personnel. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance; or as an alternative to cash flows from operating activities, as a measure of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA. Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company. Reconciliations of consolidated EBITDA to net income and of operating income to Property EBITDA are included in the financial schedules accompanying this release.
* * *
MGM MIRAGE (NYSE: MGM), one of the world’s leading and most respected development companies with significant holdings in gaming, hospitality and entertainment, owns and operates 17 properties located in Nevada, Mississippi and Michigan, and has 50% investments in four other properties in Nevada, New Jersey, Illinois and Macau. MGM MIRAGE is developing major casino and non-casino resorts, separately and with partners in Las Vegas, Atlantic City, the People’s Republic of China and Abu Dhabi, U.A.E. MGM MIRAGE supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its properties. MGM MIRAGE has received numerous awards and recognitions for its industry-leading Diversity Initiative and its community philanthropy programs. For more information about MGM MIRAGE, please visit the company’s website at http://www.mgmmirage.com.
Statements in this release which are not historical facts are “forward looking” statements and “safe harbor statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission.

Contacts:
Investment Community	News Media
DANIEL J. D’ARRIGO	ALAN M. FELDMAN
Executive Vice President,	Senior Vice President
Chief Financial Officer	Public Affairs
(702) 693-8895	(702) 650-6947

MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Revenues:
Casino	$742,183	$773,931	$1,532,647	$1,585,870
Rooms	523,530	555,107	1,042,271	1,104,111
Food and beverage	431,563	424,717	833,955	842,166
Entertainment	138,030	143,237	272,868	277,485
Retail	68,818	79,072	132,855	147,322
Other	155,984	134,760	303,957	256,830

	2,060,108	2,110,824	4,118,553	4,213,784
Less: Promotional allowances	(164,389)	(174,408)	(339,201)	(347,933)

	1,895,719	1,936,416	3,779,352	3,865,851

Expenses:
Casino	400,979	401,342	817,542	813,134
Rooms	139,736	137,078	276,533	272,263
Food and beverage	246,799	240,701	483,071	476,405
Entertainment	98,286	103,389	193,950	200,632
Retail	42,495	48,830	85,659	92,574
Other	96,196	75,252	188,760	144,060
General and administrative	323,811	329,711	644,185	641,385
Corporate expense	26,621	43,668	59,071	77,623
Preopening and start-up expenses	6,957	14,148	12,121	28,424
Restructuring costs	—	—	329	—
Property transactions, net	(118)	2,407	2,658	7,426
Depreciation and amortization	197,218	167,509	391,557	335,786

	1,578,980	1,564,035	3,155,436	3,089,712

Income from unconsolidated affiliates	17,045	96,592	51,156	137,967

Operating income	333,784	468,973	675,072	914,106

Non-operating income (expense):
Interest income	3,680	5,509	7,146	8,166
Interest expense, net	(145,304)	(183,429)	(295,093)	(367,440)
Non-operating items from unconsolidated affiliates	(7,288)	(4,714)	(17,179)	(9,820)
Other, net	(1,564)	(804)	(1,334)	(3,532)

	(150,476)	(183,438)	(306,460)	(372,626)

Income from continuing operations before income taxes	183,308	285,535	368,612	541,480
Provision for income taxes	(70,207)	(102,637)	(137,165)	(195,572)

Income from continuing operations	113,101	182,898	231,447	345,908

Discontinued operations:
Income from discontinued operations	—	2,615	—	10,461
Gain on disposal of discontinued operations	—	263,881	—	263,881
Provision for income taxes	—	(89,222)	—	(91,905)

	—	177,274	—	182,437

Net income	$113,101	$360,172	$231,447	$528,345

Per share of common stock:
Basic:
Income from continuing operations	$0.41	$0.64	$0.82	$1.22
Discontinued operations	—	0.63	—	0.64

Net income per share	$0.41	$1.27	$0.82	$1.86

Weighted average shares outstanding	277,468	283,849	283,205	283,933

Diluted:
Income from continuing operations	$0.40	$0.62	$0.79	$1.17
Discontinued operations	—	0.60	—	0.62

Net income per share	$0.40	$1.22	$0.79	$1.79

Weighted average shares outstanding	284,615	295,232	291,508	295,402

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — NET REVENUES
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Las Vegas Strip	$1,551,148	$1,640,648	$3,099,205	$3,266,991
Other Nevada	38,821	47,058	75,671	91,490
MGM Grand Detroit	145,428	110,470	290,208	226,604
Mississippi	139,401	138,240	273,623	280,766
Other	20,921	—	40,645	—

	$1,895,719	$1,936,416	$3,779,352	$3,865,851

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — PROPERTY EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Las Vegas Strip	$482,744	$531,224	$962,240	$1,080,066
Other Nevada	(735)	6,080	(1,420)	4,084
MGM Grand Detroit	38,524	28,116	72,936	62,942
Mississippi	28,616	27,907	55,986	63,310
Other	4,170	—	8,749	—
Unconsolidated resorts	10,634	92,952	40,001	131,094

	$563,953	$686,279	$1,138,492	$1,341,496

MGM MIRAGE AND SUBSIDIARIES
DETAIL OF CERTAIN CHARGES AFFECTING PROPERTY EBITDA and EBITDA
(In thousands)
(Unaudited)
Three Months Ended June 30, 2008

	Preopening and	Restructuring	Property
	start-up expenses	costs	transactions, net	Total
Las Vegas Strip	$394	$—	$(3,628)	$(3,234)
Other Nevada	—	—	2,187	2,187
MGM Grand Detroit	(59)	—	—	(59)
Mississippi	—	—	(3)	(3)
Unconsolidated resorts	6,575	—	—	6,575

	6,910	—	(1,444)	5,466
Corporate and other	47	—	1,326	1,373

	$6,957	$—	$(118)	$6,839

Three Months Ended June 30, 2007

	Preopening and	Restructuring	Property
	start-up expenses	costs	transactions, net	Total
Las Vegas Strip	$7,131	$—	$2,587	$9,718
Other Nevada	—	—	(20)	(20)
MGM Grand Detroit	3,205	—	—	3,205
Mississippi	—	—	603	603
Unconsolidated resorts	3,640	—	—	3,640

	13,976	—	3,170	17,146
Corporate and other	172	—	(763)	(591)

	$14,148	$—	$2,407	$16,555

MGM MIRAGE AND SUBSIDIARIES
DETAIL OF CERTAIN CHARGES AFFECTING PROPERTY EBITDA and EBITDA (continued)
(In thousands)
(Unaudited)
Six Months Ended June 30, 2008

	Preopening and		Property
	start-up expenses	Restructuring costs	transactions, net	Total
Las Vegas Strip	$620	$329	$(839)	$110
Other Nevada	—	—	2,187	2,187
MGM Grand Detroit	135	—	8	143
Mississippi	—	—	2	2
Unconsolidated resorts	11,319	—	—	11,319

	12,074	329	1,358	13,761
Corporate and other	47	—	1,300	1,347

	$12,121	$329	$2,658	$15,108

Six Months Ended June 30, 2007

	Preopening and	Restructuring	Property
	start-up expenses	costs	transactions, net	Total
Las Vegas Strip	$15,603	$—	$2,865	$18,468
Other Nevada	—	—	4,610	4,610
MGM Grand Detroit	5,584	—	—	5,584
Mississippi	—	—	601	601
Unconsolidated resorts	6,873	—	—	6,873

	28,060	—	8,076	36,136
Corporate and other	364	—	(650)	(286)

	$28,424	$—	$7,426	$35,850

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF CONSOLIDATED EBITDA TO INCOME FROM CONTINUING OPERATIONS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

EBITDA	$531,002	$636,482	$1,066,629	$1,249,892
Depreciation and amortization	(197,218)	(167,509)	(391,557)	(335,786)

Operating income	333,784	468,973	675,072	914,106

Non-operating income (expense):
Interest expense, net	(145,304)	(183,429)	(295,093)	(367,440)
Other	(5,172)	(9)	(11,367)	(5,186)

	(150,476)	(183,438)	(306,460)	(372,626)

Income from continuing operations
before income taxes	183,308	285,535	368,612	541,480
Provision for income taxes	(70,207)	(102,637)	(137,165)	(195,572)

Income from continuing operations	$113,101	$182,898	$231,447	$345,908

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO PROPERTY EBITDA
(In thousands)
(Unaudited)
Three Months Ended June 30, 2008

	Operating	Depreciation and
	income	amortization	EBITDA
Las Vegas Strip	$334,457	$148,287	$482,744
Other Nevada	(2,220)	1,485	(735)
MGM Grand Detroit	24,227	14,297	38,524
Mississippi	13,148	15,468	28,616
Other	2,091	2,079	4,170
Unconsolidated resorts	10,634	—	10,634

	382,337	181,616	563,953
Stock compensation			(9,592)
Corporate and other			(23,359)

			$531,002

Three Months Ended June 30, 2007

		Depreciation and
	Operating income	amortization	EBITDA
Las Vegas Strip	$397,731	$133,493	$531,224
Other Nevada	4,490	1,590	6,080
MGM Grand Detroit	22,204	5,912	28,116
Mississippi	12,781	15,126	27,907
Unconsolidated resorts	92,952	—	92,952

	530,158	156,121	686,279
Stock compensation			(11,060)
Corporate and other			(38,737)

			$636,482

Six Months Ended June 30, 2008

	Operating	Depreciation and
	income	amortization	EBITDA
Las Vegas Strip	$667,754	$294,486	$962,240
Other Nevada	(4,406)	2,986	(1,420)
MGM Grand Detroit	44,288	28,648	72,936
Mississippi	24,961	31,025	55,986
Other	4,672	4,077	8,749
Unconsolidated resorts	40,001	—	40,001

	777,270	361,222	1,138,492
Stock compensation			(20,795)
Corporate and other			(51,068)

			$1,066,629

Six Months Ended June 30, 2007

	Operating	Depreciation and
	income	amortization	EBITDA
Las Vegas Strip	$812,676	$267,390	$1,080,066
Other Nevada	619	3,465	4,084
MGM Grand Detroit	51,068	11,874	62,942
Mississippi	33,018	30,292	63,310
Unconsolidated resorts	131,094	—	131,094

	1,028,475	313,021	1,341,496
Stock compensation			(24,640)
Corporate and other			(66,964)

			$1,249,892

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$279,995	$416,124
Accounts receivable, net	366,133	412,933
Inventories	125,781	126,941
Income tax receivable	1,752	—
Deferred income taxes	72,437	63,453
Prepaid expenses and other	95,723	106,364

Total current assets	941,821	1,125,815

Property and equipment, net	16,924,342	16,870,898

Other assets:
Investments in unconsolidated affiliates	2,504,529	2,482,727
Goodwill	1,262,922	1,262,922
Other intangible assets, net	360,502	362,098
Deposits and other assets, net	1,136,995	623,226

Total other assets	5,264,948	4,730,973

	$23,131,111	$22,727,686

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$164,055	$220,495
Construction payable	57,658	76,524
Income taxes payable	—	284,075
Accrued interest on long-term debt	190,322	211,228
Other accrued liabilities	875,226	932,365

Total current liabilities	1,287,261	1,724,687

Deferred income taxes	3,375,204	3,416,660
Long-term debt	13,010,813	11,175,229
Other long-term obligations	371,518	350,407
Stockholders’ equity:
Common stock, $.01 par value: authorized 600,000,000 shares, issued 369,110,366 and 368,395,926 shares and outstanding 276,333,339 and 293,768,899 shares	3,691	3,684
Capital in excess of par value	3,996,481	3,951,162
Treasury stock, at cost: 92,777,027 and 74,627,027 shares	(3,355,963)	(2,115,107)
Retained earnings	4,451,855	4,220,408
Accumulated other comprehensive income (loss)	(9,749)	556

Total stockholders’ equity	5,086,315	6,060,703

	$23,131,111	$22,727,686